As filed with the Securities and Exchange Commission on July 8, 2011

SEC Registration No. 333-170087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERVEST BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	6021	13-3699013
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, Suite 400

New York, New York 10020-2002

(212) 218-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lowell S. Dansker

Chairman and Chief Executive Officer

Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400)

New York, New York 10020-2002

(Name, address, including zip code, and telephone number, include area code, of agent for service)

with a copy to:

Thomas E. Willett, Esq.

Harris Beach PLLC

99 Garnsey Road

Pittsford, New York 14534

(585) 419-8800

Approximate date of commencement of proposed sale to the public: N/A

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Intervest Bancshares Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2010 a Registration Statement on Form S-1 (Registration No. 333-170087) (the “Registration Statement”), which was declared effective by the SEC on November 1, 2010. The Registration Statement originally registered 850,000 shares of the Registrant’s Class A common stock, par value $1.00 per share, for resale by the selling stockholders named therein. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated, and in accordance with the undertaking set forth in Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares originally registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 8, 2011.

INTERVEST BANCSHARES CORPORATION

By:	/s/ Lowell S. Dansker
Name:	Lowell S. Dansker
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of July 8, 2011.

Signature	Capacity

/s/ Lowell S. Dansker (Lowell S. Dansker)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* (Stephen A. Helman )	Vice President, Director and Secretary

/s/ John J. Arvonio (John J. Arvonio)	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

* (Michael A. Callen)	Director

* (Paul R. DeRosa)	Director

* (Wayne F. Holly)	Director

* (Lawton Swan, III)	Director

* (Thomas E. Willett)	Director

* (Wesley T. Wood)	Director

*By:	/s/ John J. Arvonio
John J. Arvonio Attorney-in-Fact